UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 17, 2013

CBL & ASSOCIATES PROPERTIES, INC.

CBL & ASSOCIATES LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12494	62-1545718
Delaware	333-182515-01	62-1542285
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2030 Hamilton Place Blvd., Suite 500, Chattanooga, TN 37421
(Address of principal executive office, including zip code)

423.855.0001
(Registrant's telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    Effective December 17, 2013, the Compensation Committee of the Board of Directors of CBL & Associates Properties, Inc. (herein the “Company” or “CBL”), approved a special restricted stock award to Stephen D. Lebovitz, the Company’s President and Chief Executive Officer. Based on the analysis of an independent compensation consultant engaged by the Compensation Committee to review Mr. Lebovitz’ compensation in relation to the compensation of similarly situated executives at a peer group of publicly traded real estate investment trusts (“REITs”) determined by the consultant to be comparable to CBL, and in light of the Company’s performance during the most recently completed three and five year periods as described below, the Committee determined that it was in the best interest of the Company and its shareholders to compensate Mr. Lebovitz with a one-time special grant of restricted shares. The Compensation Committee does not have a historical practice of making such awards and does not foresee similar grants in the near future. This decision was based, in part, on a review of information assembled by the consultant which indicated that CBL’s total shareholder return for the most recently completed three and five year performance periods ranked in the 92nd and 74th percentiles, respectively, as compared to the REITs included in the designated peer group. As a result, the Committee, working with its independent compensation consultant, concluded that this special compensatory award was appropriate in recognition of Mr. Lebovitz’ contributions to the Company’s performance through his leadership as President and Chief Executive Officer during this period. This restricted stock grant will be subject to a five-year vesting schedule and to the other terms and conditions applicable to awards of restricted stock under the Company’s 2012 Stock Incentive Plan, as described below. The Compensation Committee believes that this award accomplishes two goals: first, to appropriately compensate Mr. Lebovitz for his contributions to a period of strong performance by CBL as described above; and second, to do so in a manner that further aligns Mr. Lebovitz’ interests with those of CBL's shareholders.

Pursuant to the grant, Mr. Lebovitz will receive 142,166 shares of restricted stock, based on an overall value of $2,500,000 divided by $17.585, which was the average of the high and low sales prices reported for the Company’s common stock on the New York Stock Exchange on December 17, 2013. The remaining terms of this restricted stock award are substantially identical to the current terms of all other annual restricted stock awards made under the Company’s 2012 Stock Incentive Plan, which may be summarized as follows:

•
The grantee generally has all of the rights of a stockholder during the vesting/restricted period, including the right to receive dividends on the same basis and at the same rate as all other outstanding shares of common stock and the right to vote such shares on any matter on which holders of the Company’s common stock are entitled to vote.

•	The shares generally are not transferable during the restricted period, except for any transfers which may be required by law (such as pursuant to a domestic relations order).

•
If the grantee’s employment terminates during the restricted period for any reason other than death, disability, or retirement after reaching age 70 with at least 10 years of continuous service, the award agreements provide that any non-vested portion of the restricted stock award is immediately forfeited by such grantee.

•
If employment terminates during the restricted period due to death or disability (as defined in the award), or if the grantee attains the age of 70 with 10 years or more continuous service with the Company, its subsidiaries or affiliates, any portion of the restricted stock award that is not vested as of such date shall immediately become fully vested in the officer or his estate, as applicable.

•	The shares vest over a five (5) year period, with restrictions expiring on 20% of the shares subject to each award annually beginning on the first anniversary of the date of grant.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
10.5.4	CBL & Associates Properties, Inc. 2012 Stock Incentive Plan.† Incorporated by reference from the Company's Current Report on Form 8-K, filed on May 10, 2012.*
10.5.6
Form of Stock Restriction Agreement for Restricted Stock Awards under CBL & Associates Properties, Inc. 2012 Stock Incentive Plan (effective May 2013)† Incorporated by reference from the Company's Current Report on Form 8-K, filed on May 17, 2013. *

† A management contract or compensatory plan or arrangement.

*SEC File No. 1-12494

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBL & ASSOCIATES PROPERTIES, INC.

/s/ Farzana K. Mitchell
___________________________________
Farzana K. Mitchell
Executive Vice President -
Chief Financial Officer and Treasurer

CBL & ASSOCIATES LIMITED PARTNERSHIP

By: CBL HOLDINGS I, INC., its general partner

/s/ Farzana K. Mitchell
___________________________________
Farzana K. Mitchell
Executive Vice President -
Chief Financial Officer and Treasurer

Date: December 19, 2013